Exhibit 23.1 R N G Auditors L.L.C Consent of Accounting Firm Dear Sirs, We have issued our report dated August 6, 2026, with respect to the consolidated financial statements of Distributed Technologies Research Global Ltd. included in the Current Report on Form 8-K/A of Bakkt, Inc. dated August 7, 2026, which is incorporated by reference into the Registration Statements of Bakkt, Inc. on Forms S-3 (File No. 333-295817, 333-288361, 333-271438, 333-271362 and 333- 261034) and on Forms S-8 (File No. 333-261768, 333-280724, 333-275869, 333-291416, 333-288392 and 333-286645). We consent to the incorporation by reference of our report in such Registration Statements and to the use of our name as it appears under the caption “Experts.” /s/ Harikishan Rankawat Signature of Chartered Accountant Certifier Name: Harikishan Rankawat R N G Auditors L.L.C Occupation/Title: Director – Fellow Chartered Accountant (FCA) Address: Office No. 2303, Aspect Tower - Zone A, Near Taj Hotel, Business Bay, Dubai, U.A.E. Practicing Certificate: 5527 Professional Body: Emirates Association for Accountants and Auditors (AAA) Date: 07 August 2026